UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 2, 2013

AMEREN CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Missouri	1-14756	43-1723446
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1901 Chouteau Avenue

St. Louis, Missouri 63103

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (314) 621-3222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

Reference is made to Note 2. - Divestiture Transactions and Discontinued Operations under Part I, Item 1 of the Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, of Ameren Corporation (“Ameren”) for a discussion of the transaction agreement between Ameren and Illinois Power Holdings, LLC (“IPH”) relating to the divestiture of Ameren’s merchant generation business to IPH.

On December 2, 2013, Ameren and IPH (each of Ameren and IPH, a “Party” and collectively, the “Parties”), an indirect wholly owned subsidiary of Dynegy Inc. entered into a letter agreement (the “Letter Agreement”) which amended the transaction agreement, dated as of March 14, 2013, between the Parties. The Letter Agreement provided, among other things, that (i) Ameren will be obligated to pay an additional amount of between $25 million and $35 million with respect to certain disputed wholesale customer contracts, (ii) Ameren would cause an additional approximately $4 million of cash, in aggregate, to be retained at Ameren Energy Marketing Company (“Marketing Company”), and (iii) Ameren will be contingently liable up to approximately $4 million with respect to certain railroad lease termination fees. The Letter Agreement also modified certain of Ameren’s post-closing collateral support obligations.

ITEM 2.01	Completion of Acquisition or Disposition of Assets.

The information provided under Item 1.01 is incorporated under this Item 2.01 by reference.

On December 2, 2013, Ameren completed the divestiture of its merchant generation business to IPH. IPH acquired all of the outstanding limited liability company interests in New Ameren Energy Resources LLC (“New AER”), which was a newly created, wholly owned subsidiary of Ameren Energy Resources Company, LLC (“AER”). Prior to the closing, AER effected a reorganization that, among other things, transferred substantially all of its assets and liabilities to New AER, other than (i) any outstanding debt obligations of AER to Ameren or its other subsidiaries, except for certain intercompany balances discussed below, (ii) the assets and liabilities associated with Ameren Energy Generating Company’s (“Genco”) Meredosia and Hutsonville energy centers, (iii) the obligations relating to Ameren’s single-employer pension and postretirement benefit plans, and (iv) the deferred income tax assets and liabilities associated with Ameren’s ownership of these retained assets and liabilities.

Ameren retained the pension and postretirement benefit obligations associated with current and former employees of AER, with the exception of the pension and postretirement benefit obligations associated with current and former employees of Electric Energy, Inc., which were assumed by IPH. Ameren retained Genco’s Meredosia and Hutsonville energy centers, including their asset retirement obligations (“AROs”). All other AROs that had been associated with AER were assumed by New AER or will be assumed by the third-party buyer of the Grand Tower energy center when the sale of that energy center is completed.

Upon the closing of the divestiture pursuant to the transaction agreement, with the exception of certain agreements, such as supply obligations to Ameren Illinois Company, a note from Marketing Company to Ameren relating to the cash collateral that remains outstanding following closing, and Genco money pool advances, all intercompany agreements and debt between New AER and its subsidiaries, on the one hand, and Ameren and its non-New AER affiliates, on the other hand, were either retained or cancelled by Ameren, without any cost or obligation to IPH or New AER and its subsidiaries. Immediately prior to the closing of the divestiture, the cash collateral provided to New AER and certain of its subsidiaries by Ameren through, among other things, money pool borrowings was converted to a note payable to Ameren in an aggregate principal amount of approximately $20 million, which will be payable, with interest, 24 months after closing or sooner as cash collateral requirements are reduced.

Genco’s $825 million in aggregate principal amount of senior notes remain outstanding following the closing of the divestiture and continue to be obligations solely of Genco. Ameren also caused $235 million of cash to be retained at New AER immediately prior to closing, which included amounts previously paid to Genco for the sale of the Elgin, Gibson City and Grand Tower energy centers to AmerenEnergy Medina Valley Cogen, L.L.C. as well as additional amounts retained at Genco, AmerenEnergy Resources Generating Company and Marketing Company. Following the closing, a working capital adjustment will be finalized, which may result in a cash payment from Ameren to IPH or from IPH to Ameren. Ameren received no cash proceeds as a result of the divestiture of New AER.

Ameren recorded an estimated charge to earnings in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, to reduce the carrying value of the New AER disposal group to its estimated fair value less cost to sell. Ameren’s financial statements for the year ending December 31, 2013, will reflect an updated loss to reduce the carrying value of the New AER disposal group to its actual fair value less cost to sell, which will be recorded in discontinued operations after additional information as of the date of closing becomes available.

On December 2, 2013, Ameren issued a press release relating to the completion of the divestiture, a copy of which is attached as Exhibit 99 hereto and incorporated herein by reference.

On October 17, 2013, Ameren filed a Current Report on Form 8-K to recast Ameren’s consolidated financial statements and certain other financial information included in Ameren’s Annual Report on Form 10-K for the year ended December 31, 2012 (“Form 10-K”), filed with the SEC on March 1, 2013. The relevant financial information in the Form 10-K was recast solely to reflect the discontinued operations presentation for New AER and the Elgin, Gibson City and Grand Tower energy centers as of the dates and for the periods covered by such consolidated financial statements. The discontinued operations presentation for New AER and the Elgin, Gibson City and Grand Tower energy centers was reflected in Ameren’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013, when those reports were filed.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	As a result of the divestiture of New AER to IPH on December 2, 2013, Steven R. Sullivan, Chairman, President and Chief Executive Officer of AER, is no longer an executive officer of Ameren.

ITEM 9.01	Financial Statements; Exhibits.

(d)	Exhibits

Exhibit Number	Title

2.1*	Transaction Agreement, dated as of March 14, 2013, between Ameren Corporation and Illinois Power Holdings, LLC (incorporated by reference to March 19, 2013 Form 8-K, Exhibit 2.1, File 1-14756).

2.2*	Letter Agreement, dated December 2, 2013, between Ameren Corporation and Illinois Power Holdings, LLC, amending the Transaction Agreement, dated as of March 14, 2013.

99	Press release regarding the completion of the divestiture of Ameren Corporation’s merchant generation business to Illinois Power Holdings, LLC, issued on December 2, 2013, by Ameren Corporation.

*	Pursuant to Item 601(b)(2) of Regulation S-K, exhibits and schedules are omitted. Ameren agrees to furnish supplementally to the Securities and Exchange Commission (“Commission”) a copy of any omitted schedule or exhibit upon request by the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMEREN CORPORATION
(Registrant)

/s/ Martin J. Lyons, Jr.
Martin J. Lyons, Jr.
Executive Vice President and Chief Financial Officer

Date: December 4, 2013

Exhibit Index

Exhibit Number	Title

2.2	Letter Agreement, dated December 2, 2013, between Ameren Corporation and Illinois Power Holdings, LLC, amending the Transaction Agreement, dated as of March 14, 2013.

99	Press release regarding the completion of the divestiture of Ameren Corporation’s merchant generation business to Illinois Power Holdings, LLC, issued on December 2, 2013, by Ameren Corporation.